This page being      Prudential Jennison 20-20 Focus       7/31/13
FINANCIAL INFORMATION (Cont. from Screen 33) filed for series 1.


EXPENSES (Negative answers are allowed For the period covered by this form on this screen for 72Z only)
($000's omitted)

72.Y) Expense reimbursements -------------------------- $       0

   Z) Net investment income --------------------------- $      0

     AA) Realized capital gains ----------------------$      0

     BB) Realized capital losses ---------------------$      0

  CC) 1. Net unrealized appreciation during the period --- $      0

      2. Net unrealized depreciation during the period --- $      0

  DD) 1. Total income dividends for which record date
         passed during the period ---------------------- $      0

2. Dividends for a second class of open-end
         company shares ---------------------------------$      0

  EE) Total capital gains distributions for which
      record date passed during the period --------------- $      0
73. Distributions per share for which record date passed during the period:
       NOTE: Show in fractions of a cent if so declared.
"   A) 1. Dividends from net investment income $0.0, 0.0
          company shares $0.0, 0.0 0.0, 0.0
   B) Distribution of capital gains ---------------$0.000
   C) Other distributions ----------------------------- $   0.0000
                              SCREEN NUMBER: 34


This page being
(Continued from Screen 35)
filed for series 0.
   Condensed balance sheet data:
As of the end of current reporting

period (000's omitted except for per

share amounts and number of accounts)
74.O) Payables for portfolio instruments purchased --------- $      0
   P) Amounts owed to affiliated persons ------------------- $      0
   Q) Senior long-term debt -------------------------------- $      0
   R) Other liabilities:1. Reverse repurchase agreements---- $      0
                        2. Short sales ---------------------- $     0
                        3. Written options ------------------ $     0
                        4. All other liabilities ------------ $     0

   S) Senior equity ----------------------------------------$     0
   T) Net assets of common shareholders --------------------$     0
   U) 1. Number of shares outstanding ----------------------      0
      2. Number of shares outstanding of a second class of shares of open-end company -------------------------------$ 0
"   V) 1. Net asset value per share(to nearest cent)$18.23, 15.86

       2. Net asset value per share of a second class of open-end
"         company shares (to nearest cent) $15.87, 19.13, 17.88, 19.07
   W) Mark-to-market net asset value per share
      for money market funds only (to 4 decimals) ---------$   0.0000
   X) Total number of shareholder accounts ----------------$        0
   Y) Total value of assets in segregated accounts --------$        0
                              SCREEN NUMBER: 36


Because the electronic format for filing Form
N-SAR does not provide
"adequate space for responding to Items 73A1&2 and 74V1&2 correctly, " the correct answers are as above.
Prudential Jennison 20-20 Focus